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                                                                  Exhibit 23.1

                    Consent of Independent Public Accountants

         As independent public accountant, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K into the company's previously filed Registration Statement File Nos. 33-90860 and 333-75255.


         /s/ Arthur Andersen LLP

         Minneapolis, Minnesota
         March 29, 2001